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                     DISTRIBUTION, LICENSE AND ALLIANCE AGREEMENT

This Distribution, License and Alliance Agreement (the "Agreement") between Compaq Computer Corporation, with its principal business office at 20555 S.H. 240, Houston, Texas 77070, a Delaware corporation ("Compaq"), and NetZero, Inc., with its principal business office at 2555 Townsgate Road, Westlake Village, CA 91361, a California corporation ("NETZERO"), is made effective as of this 30th day of April, 1999. Compaq and NetZero are sometimes referred to individually as a "Party," and collectively as the "Parties."

                                       RECITALS

     WHEREAS, Compaq and NetZero wish to enter into a business alliance to, among other things, market, promote and offer NetZero branded Internet access service (the "NetZero ISP Service") which shall be free to the Compaq enduser at the time the Licensed Product associated with such service is distributed with the Presario Product Line.

     WHEREAS, Compaq and NetZero each acknowledge that the keys to developing the desired program are a good faith commitment to solve business and operational issues through open communication and a willingness to employ flexible procedures to address any such issues which may arise during the performance of this Agreement.

     NOW, THEREFORE, AND IN CONSIDERATION of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.0  PURPOSE

     The intent of the Parties is to work together to allow Compaq to market, offer and distribute the Licensed Product on the Presario Product Line commencing with the 2C Product Run (the "Products") during the term of this Agreement with the goal and purpose of consumer adoption of the NetZero ISP Service by purchasers of the Products. Compaq and NetZero agree to work together to understand the demands on an ISP service that could be made by Compaq customers and identify what may be required by both parties to anticipate and handle such demands.

2.0  WORK EFFORT

     This Agreement shall describe:

     a) the terms and conditions under which Compaq shall have the right and obligation to distribute the Licensed Product and Compaq's marketing obligations in connection with the distribution of the Licensed Products,

     b)   the license terms by which such distribution rights are granted,

     c) the parties' obligations as they relate to the development, testing and integration of the Licensed Product to allow the Licensed Product to be

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          bundled or shipped with the Products  shipped during the term of this Agreement (the Products which are shipped with or which incorporate the Licensed Product pursuant to this Agreement are referred to herein as the "Combined Products"), and

     d) Compaq's ability to designate an initial start page from Alta Vista solely for the Compaq enduser who uses the Licensed Product on the Combined Products.

2.1  DISTRIBUTION; EXCLUSIVITY; PROMINENCE

     a) Commencing with the 2C Run and during the term of this Agreement, Compaq shall distribute the Licensed Product with all the Products to enable purchasers of the Products to choose and sign-up to NetZero as
          their free ISP.   The parties agree that, as soon as technically
          feasible and subject to NetZero's Licensed Product passing quality assurance testing and integration issues as discussed more fully below, the Licensed Product shall be incorporated into the Products in the same manner as Compaq incorporates the AOL and Compaq branded ISP offerings.

     b) NetZero agrees that it shall not enter into an agreement with any other personal computer manufacturer to permit such manufacturer to distribute or combine in any manner the Licensed Product in conjunction with the personal computers of such manufacturer where such distribution takes place during the period commencing June 1, 1999 and ending February 28, 2000 (the "Exclusivity Period"). In addition, NetZero agrees not to enter into an agreement with any of Compaq's authorized dealers for the Products to permit such retailers to distribute copies of the Licensed Product where such distribution takes place in North America during the Exclusivity Period.

     c) Compaq agrees that it shall not distribute during the Exclusivity Period, or enter into any agreement permitting a third party to distribute during the Exclusivity Period, Products bundled or combined in any manner with any Free ISP Service (including any service offered by Compaq) other than the Licensed Product, excluding (i) Compaq may offer America Online as a Free ISP Service if required to by AOL and
          (ii) Compaq may sell Products to or in support of Affinity Partners. The phrase "Free ISP Service" for the purpose of this Agreement shall mean any internet access service, including a service offered or provided by Compaq, which requires the purchaser of such service to pay less than five dollars ($5.00) per month, excluding any free limited trial period of three (3) months or less. The intention of the foregoing is to make NetZero the exclusive Free ISP on the Products.

     d) If America Online commences offering a Free ISP Service on or in connection with the Products, then neither party shall be bound by the
          restrictions set forth in Sections 2.1(b) and 2.1(c) above.   In
          addition, NetZero will have the option to terminate the restrictions on both Parties set forth in Sections 2.1(b) and 2.1(c) above if the conversion rate for the Licensed Product on the Combined Products is less than twenty percent (20%) during the Measurement Period determined as follows. The

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          conversion rate shall mean the percentage of purchasers of Combined
          Products who subscribe to the NetZero ISP Service as determined during a particular period. Compaq shall prepare weekly summaries of Combined Product sales to end-users which shall contain such information as shall be mutually acceptable to the Parties but which must, at a minimum, provide NetZero with enough information to determine how many Combined Products were sold to end-users in a particular week and what percentage of the purchasers of such Combined Products subscribed to the NetZero ISP Service. The Parties shall review the conversion rate on a weekly basis and, if the conversion rate for the Combined Products in the 3C run during August 1999 is less than 20%, the Parties shall meet to mutually determine what additional methods should be implemented to increase the conversion rate and shall use commercially reasonable efforts to implement such methods during the month of September. If the conversion rate during the first two weeks of the month of October, 1999 (the "Measurement Period") is not at least 20%, then NetZero shall thereafter have the option to terminate the restrictions on both Parties (but not just on one Party) in Sections 2.1(b) and 2.1(c) above effective upon the delivery of written notice to Compaq.

     e) To the extent the Licensed Product is required to be distributed with Products pursuant to this Agreement, the NetZero ISP Service offering shall be prominently displayed on screen as well as in marketing materials in a manner which shall be mutually agreed to between the Parties but which shall, subject to (i) Compaq's contractual restrictions set forth below with respect to AOL and (ii) Compaq's right to be displayed more prominently than AOL, result in the NetZero ISP Service being the most prominently displayed ISP service. NetZero acknowledges that America Online is a business partner with Compaq in providing Internet access and that Compaq is subject to certain pre-existing contractual relationships with America Online which may result in AOL being displayed more prominently in accordance with such preexisting contractual obligations. However, at a minimum, NetZero shall have at least equal space with the most prominently displayed ISP offering (and in no event less than 1/3 of the page) on the first page that displays either the Compaq or the AOL Internet access offers on the Products, an example of which is graphically shown on Schedule 2.1(e)(1) attached hereto. The content in such space shall be provided by NetZero, and shall be subject to Compaq's approval and such approval shall not be unreasonably withheld. With respect to the button (or any replacement button) on such page that prompts the user to "Next" in the experience, such button may either take the user to the NetZero sign up, will complete the registration process (which shall not include any ISP sign-up offers), or to another page that will have NetZero and Compaq as the only brands from which to choose. Such page will provide equal prominence to the Net Zero and Compaq offerings. The desktop shall also include an icon for the NetZero ISP service which will launch to the Licensed Product. Until web-based registration is available

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          from NetZero enabling the end-user to launch NetZero from the page referenced above, acceptance of the NetZero service on such page shall guide the end-user to the site or icon through mutually acceptable instructions.

2.2  DEVELOPMENT, TESTING AND TECHNICAL REQUIREMENTS

     a) Compaq and NetZero agree to work together in the development, testing, and integration of the current and future versions of the Licensed Product, as may be made available during the Term of this Agreement. The intent of the development effort will be to make the Licensed Product available in a manner to optimize distribution with the retail marketing cycles of the Product.

     b) The work effort shall consist of two phases. The first phase shall be to test, validate, and reproduce the NetZero 1.6.x version of the Licensed Product so it can be distributed with the Products in the form of a CD in the box. The second phase will be the integration of the Licensed Product into the Compaq Out of Box Experience ("OoBE") for the 3C Run and the other distributions during the Term of this Agreement. This integration is intended to be implemented by incorporating the Licensed Product into the Products in the same manner other ISP Services are incorporated into the Products (including web-based registration when available), subject to the Licensed Product meeting reasonable technical specifications in accordance with reasonable timelines related to the 3C Run required to meet the retail marketing cycles.

     PHASE 1

     Compaq and NetZero shall work together to test and qualify the NetZero version 1.6.x of the Licensed Product. In order for Compaq to be obligated to include the Licensed Product in the Products, the Licensed Product when included with a Product must meet the following basic quality standards: (i) it must allow a customer who has purchased a Product to load the Licensed Product from a CD, (ii) the CD shall install the program either through an auto load or by providing writing instructions on how to install the program, (i.e. insert disk, click on the Windows Start key, click on Run, etc), and (iii) shall not cause any of the Compaq standard features or functions of the Product to fail or cease to function.

     The parties shall work together to ensure that the Licensed Product or any of its Updates, Enhancements, Modifications or Versions shall not cause any of the features or functions of the Product to fail or cease to function. To the extent that NetZero is not having to respond to a security or other critical customer care issue relating to the NetZero ISP Service, NetZero shall be required to provide Compaq with advance notice of any changes to the Licensed Product by email to specified individuals within Compaq and Compaq shall have the opportunity to test all such Updates, Enhancements, Modifications and Versions to ensure they function properly with the Products. The Parties understand that NetZero will effect changes to the Licensed Product on a regular basis and that it is important

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     for Compaq to test promptly.  Compaq agrees to perform testing within 48 hours of delivery of the changes. If at any point in the testing of a Licensed Product or any Update, Modification, Enhancement or Version, Compaq determines that there is a material problem attributable to the Licensed Product that would prevent the Licensed Product from achieving basic quality standards, Compaq shall not have an obligation to ship the Licensed Product, until such time as the material problems are cured. NetZero shall be immediately notified in writing and the Parties shall use their commercially reasonable efforts to resolve the issue as expeditiously as possible. NetZero acknowledges that if there is a functionality problem in the Licensed Product (other than a problem attributable to the Product, any change to the Products or any other third party software included in the Product) which causes it to fail to achieve basic quality standards, and if the parties use commercially reasonable efforts to resolve the same after written notice and a thirty
     (30) day period to cure, either party may terminate this Agreement by
     delivering written notice to the other.   The Parties agree that
     termination is a last resort and agree to work together to make the project a success

     PHASE 2

     Compaq and NetZero will complete and mutually agree to the Deliverables, test plans, development process, defect reporting and correction process and other technical delivery and acceptance requirements to complete Phase 2, which shall be more fully described in a Schedule 2.2 to be attached to
     this Agreement.   Compaq and NetZero agree that within ten (10) working
     days of execution of this Agreement, they shall engage to complete this
     Schedule.   The failure of the parties to engage and complete  the
     Schedule shall not be a breach of this Agreement. One of the purposes of this Schedule is to ensure the Parties do not miss the deliverable dates.

     Compaq and NetZero shall consider the following as guidelines when developing the requirements:

     a. process to develop, test and certify the Licensed Product, and to integrate the Licensed Product with the Product.

     b. required resources for both parties to certify that the NetZero product shall meet Compaq quality and technical requirements

     c. establish a process for on-going updating and incorporation of the Licensed Product into the Product.

     d. a sign-up process, so that the enduser may only have to enter their information a single time.

     e.   the process for receipt of Gold Master and error correction.

2.3  DEFAULT START PAGE & ADVANTAGE WINDOW; DISPLAY OF COMPETITOR ADS

     a) Compaq and NetZero agree that during the Term of this Agreement that the designated default start page for the Licensed Products on the Combined Products (the "Default Start Page") shall be the AltaVista start page, and Compaq shall be responsible for procuring all rights required to

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          enable and permit NetZero to implement the same.  Compaq shall have the right to determine at Compaq's sole discretion that the Default Start Page shall no longer be an AltaVista start page. To ensure a smooth transition for the consumer, Compaq shall provide reasonable notice of its intent that the Default Start Page shall no longer be an AltaVista start page. In the event that Compaq chooses not to use an AltaVista start page as the Default Start Page NetZero shall be entitled to replace the Default Start Page with such other start page as it selects, it being understood that NetZero may be contractually limited in its choices

     b) NetZero agrees that within the Advantage Window that Compaq shall be provided an area in which a "Q" button or link designed with a Q symbol shall be displayed. The prominence shall, at a minimum, be as set forth in Schedule 2.3. This link shall be directed to a Compaq site currently designated as "My Presario." Compaq shall within five
          (5) working days of execution of this Agreement provide NetZero with the appropriate URL for the Default Start Page, as well as for the graphic for the "Q."

     c) NetZero agrees that during the Term of this Agreement it shall not display ads of other personal computer manufacturers in the Advantage Window on the Combined Product as a result of the user accessing a Compaq URL.

     The Advantage Window is a persistent window, which is controlled and maintained by NetZero and which, among other features, is used to display advertisements. Compaq acknowledges that NetZero shall determine the
     function, look, and feel of such window.   NetZero and Compaq agree to
     coordinate to minimize material inconsistencies between the icons and the functionality of the buttons on the keyboard and in the Advantage Window, although the parties understand that there will be some inconsistencies. The Advantage Window is displayed only when the Compaq enduser is logging on or actively logged onto the Internet.

2.4  SERVICE AND SUPPORT

     Within five (5) days of the execution of this Agreement, the Parties shall mutually agree to a service and support schedule, which will be attached hereto as Schedule 2.4. The failure of the parties to prepare and attach a Schedule shall not be deemed to be a breach of this Agreement. In the event a Schedule is not attached NetZero agrees that the level of service and support provided to a purchaser of Combined Products using NetZero's ISP Service shall be at least the same level as provided to other users of the NetZero ISP Service.

2.5  EQUITY INVESTMENT

     The Parties acknowledge that they are currently in negotiations for Compaq to participate in an equity investment in NetZero. Compaq agrees to promptly perform its necessary due diligence and to sign a definitive agreement within ten (10) days of the date hereof. Failure to execute such agreement shall give NetZero the option to cancel this Agreement.

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2.6  MARKETING

     Compaq agrees to advertise and promote the NetZero ISP Service through its retail channels. Compaq and NetZero agree to the Schedule attached hereto as Schedule 2.6 and agree to create additional Marketing Schedules for each product cycle to describe the marketing plans and marketing materials to implement the same which shall then be attached hereto as Schedule 2.6.
     The failure of the parties to attach and prepare a Schedule shall not be deemed a breach of this Agreement.

     The parties shall consider the following as guidelines for the Marketing Schedule

          1.   Reference to this Agreement,

          2.   Product cycle that the market Addendum is in support of,

          3.   Description of the promotion,

          4.   Technical development or modifications if any required,

          5.   Reliance on NetZero for implementation if required,

          6. Perceived impact or change on current level of service or obligations being provided by either party,

          7.   Required Deliverables if any;

          8.   Schedule for implementation;

          9.   Party's Executive that will be approving the Marketing
               Addendum.

     Each party shall be provided with reasonable advance written notice to approve, which approval shall not be unreasonably withheld, any marketing materials which such party intends to use that references the other party's trademarks or services or products.

2.7  FORECASTING

     The parties acknowledge that analysis of the timing of Product sales by geographic region and the accurate forecasting of consumer acceptance of the NetZero ISP Service will be critical in ensuring the quality of the consumer experience. The parties agree to work together in good faith to develop procedures and processes to anticipate and ameliorate issues caused by periodic increases in customer demand.

2.8  TECHNOLOGY REVIEW BOARD

     It is NetZero's current intention to establish a Technology Review Board ("TRB") for the purpose of implementing this Agreement. Upon establishment of the TRB, NetZero shall invite Compaq to sit on and participate as a non-voting member of the TRB.

2.9  PAYMENT OF EXPENSES

     Compaq agrees to source and to pay the cost and expenses of a CD to be placed in the Products during the 2C Run. The expenses Compaq shall pay are a CD (four color), a feature guide,/brochure (8.5"x10", four colors/2 sides), bar code label, packaging material and kitting process.

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     Compaq may invoice NetZero fifty thousand dollars ($50,000) for expenses incurred by Compaq for providing CDs in the Products.

     NetZero agrees to provide Compaq with all artwork for the CD, packaging material and feature guide/brochure in a format which can be used by a commercial replicator. The packaging material and feature guide/brochure shall be subject to Compaq approval, which approval shall not be unreasonably withheld.

     The parties acknowledge that any additional cost for mutually agreed to marketing collateral or promotional activities shall be described in a Marketing Schedule and approved in writing by an authorized executive of the parties.

3.0  DEFINITIONS.

     Unless the context clearly requires otherwise or unless otherwise defined herein, the capitalized terms used within CONTRACT DOCUMENTS shall have the same meaning as ascribed to the terms below.

     a. Run shall mean the Product distribution by Compaq commencing in May 1999 and ending in September 1999.

     b. Run shall mean the Product distribution by Compaq commencing in August 1999 and ending in December 1999.

     c. Affinity Partner shall mean a group or company which provides unique products or services on or in conjunction with the Products, and which unique products or services are not made generally available on all of the models of the Products so as to materially impair the purposes of
          this Agreement.   To be able to receive such product or services the
          enduser must be a customer of the group or company sponsoring the program. Affinity Partners shall not include any group or company that is a retailer, a dealer or provider of Internet access services. The Licensed Products shall be included on the Products when such inclusion is not inconsistent with the objectives of the Affinity Partner. An example of an Affinity Partner is FreePC.

     d.   Advantage Window - as defined in Section 2.3.

     e. Presario Product Line - shall mean the Compaq Presario branded personal computers which include a Microsoft Windows 98 or successor operating system, or any successor, additional line or replacement line of personal computers which are designated for the consumer market and which include a Microsoft 98 or successor operating system.

     f. Licensed Product(s) shall mean the Executable Code and Object Code which comprise the Advantage Window and the underlying client component programs that form the basis of that portion of the NetZero ISP Service to be installed on the Products pursuant to this Agreement, and which incorporate the NetZero trademarks (including name and logo).

     g. CODE- shall mean computer-programming instructions. Unless specifically stated otherwise, Code shall include Executable Code, Object Code, and

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          any Maintenance Modifications or Enhancements in existence from time to time during a relevant Work Effort.

               (1) EXECUTABLE CODE - shall mean Code that loads and executes without further processing by a software compiler or linker.

               (2) OBJECT CODE - shall mean the Code that results when Source Code is processed by a software compiler, but is not Executable Code.

               (3) SOURCE CODE - shall mean the human-readable form of the Code and related system documentation, including all comments and any procedural language.

               (4) COMPAQ CODE, NETZERO CODE, OR THIRD-PARTY CODE - shall mean Code in which Compaq, NetZero, or another, respectively owns the copyrights and other intellectual property rights or otherwise has sufficient authorization to grant or assert rights in such Code.

     h. CONTRACT DOCUMENTS - shall mean this Agreement, and its attachments, any schedules, attachments or addenda referred to in Work Effort, and any amendments to the foregoing in effect from time to time during the term or terms of the applicable Contract Documents.

     i. DELIVERABLES - shall mean any Materials which result from performance under the Work Effort and which are required to be delivered by virtue of their description or specification in the Work Effort.

     j. DOCUMENTATION - shall mean user manuals and other written materials that relate to Documentation shall include any Maintenance Modifications or Enhancements to such Documentation in existence from time to time during the term of the Work Effort, and shall include new Versions of such Documentation.

     k. ENHANCEMENTS - shall mean changes or additions, other than Maintenance Modifications, to Code and related Documentation, including all new releases, that improve functions, add new functions, or improve performance by changes in system design or coding.

     l. MODIFICATIONS - shall mean any modifications or revisions, other than Enhancements, to Licensed Product or Documentation that correct errors or provide other incidental corrections.

     m. MATERIALS- shall mean Code, Documentation, other written materials or tangible media, including machine-readable media with Code or Documentation recorded thereon, hardware, or any combination of the foregoing.

     n. SUBSIDIARY- shall mean a corporation, company or other entity (1) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (2) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such

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          corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto. However, such corporation, company or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists.

     o. VERSION - shall mean Derivative Works that result from changes or additions to Code and related Documentation that (1) provide additional value and utility and, as a practical matter, may be priced and offered separately as optional additions to the Code and Documentation, or (2) are not made available without separate charge.

     p. COMPAQ - shall mean Compaq Computer Corporation. operating by and through its Consumer Products Group

     q.   NETZERO - shall mean NetZero and any of its Subsidiaries.

4.0  LICENSE GRANTS

     4.1 NetZero grants to Compaq, for the term of this Agreement, a non-exclusive, non-transferable, worldwide (except as set forth herein) license to use the Licensed Products with or in the Products (but only in conjunction with NetZero logo and trademarks) and to market, sublicense and distribute, electronically or otherwise, the Licensed Products and Upgrades of Licensed Products with or in the Products, all in accordance with the intent of, and pursuant to the terms of, this Agreement. As used herein, the term "use" includes the right to make, have made, use, have used, copy, reproduce, perform, display, and distribute the Licensed Products.

          NetZero further grants to Compaq a non-exclusive, non-transferable worldwide (except as set forth herein) license to publicly perform and publicly display the Licensed Products at trade shows, exhibitions, and to prospective Customers.

     4.2 Compaq may distribute and sublicense the Licensed Products only in conjunction with the Products, and to third party contractors used by Compaq to install, configure and otherwise adapt and prepare the Licensed Products for distribution with the Products. Compaq will not alter, reverse-engineer, decompile, or disassemble the Licensed Products without the written consent of NetZero.

     4.3 NetZero and Compaq hereby grant to each other a non-exclusive, non-transferable, worldwide right to use the other's trademarks, trade names and logos in connection with marketing and distributing the Licensed Products in conjunction with the Products. Each party's usual trademark guidelines, including any third party licensed
          programs shall apply to the use of the marks.   Each party will use
          commercially reasonable efforts to avoid any action that diminishes the value of such marks.

     4.4 NetZero has and shall retain all rights of ownership, or rights to license in and to the Licensed Product and all copies thereof provided to or created

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          by Compaq under this Agreement, any and all Modifications, and derivative works thereof and the Intellectual Property Rights embodied therein and related thereto. No right or license to Compaq, except as specifically set forth herein, shall be implied.

     4.5 NetZero hereby grants to Compaq a non-exclusive, non-transferable, royalty-free worldwide right and license to modify only in respect to visual and formatting changes, without any change in substantive content and in the following manner: (1) use, copy, modify, nationalize, translate and reproduce the Documentation; (2) have the Documentation copied, modified, nationalized, translated and reproduced; (3) merge the Documentation with other materials, as necessary, to meet Compaq's form factor and /or packaging requirements; and (4) distribute the Documentation in any manner in connection with Licensed Products, including, without limitation, eye-readable and/or machine readable form. It is understood that NetZero is the sole owner of the Documentation.

5.0  COMPENSATION

     NetZero will compensate Compaq by providing Compaq with the right to utilize up to 10% of the advertising inventory of the banner portion of the Advantage Window displayed on the Combined Products ("Ad Inventory") during the term of this Agreement. The allocation of such inventory shall be determined on a weekly basis and the failure to utilize such inventory
     shall result in the loss of the same.   Compaq may utilize the banner
     portion of the Advantage window for its own internal ads, ads for a Compaq retailer, Compaq partners, direct sells by Compaq, placement of the Ad Inventory with a third party or other manner which is consistent with the process by which NetZero sells or monetizes the remaining NetZero ninety percent (90%) of the banner portion of the Advantage Window displayed on the Combined Products. In the event that Compaq desires to utilize URL targeting, it shall inform NetZero of the same. While NetZero shall use commercially reasonable efforts to permit Compaq to utilize URL targeting, Compaq's ability to utilize the same shall be in all respects limited to any existing or future arrangements, contracts or programs of NetZero relating to the utilization of URL targeted marketing or the protection therefrom, and the technical limitations associated with the provisioning of URL targeted marketing.

     If Compaq desires to sell its allocation through demographic or other targeting to specific groups, NetZero agrees to assist Compaq and to provide Compaq with up to 10% of the Ad inventory associated with a particular group that Compaq wishes to target. NetZero agrees to use commercially reasonable efforts to accommodate Compaq's request to help
     place any unsold or unused portions of Compaq's allocation.   Compaq and
     NetZero agree to discuss a process by which NetZero would assist Compaq in being able to maximize the ability to use the targeting advertising ability within the Advantage Window to obtain a high ad rate.

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6.0  REPORTS;  DEMOGRAPHIC DATA

     Unless otherwise provided and to the extent agreed to by the Parties, the Project Manager of one party shall provide to the Project Manager of the other party monthly written progress reports for such Work Effort specifying the current work progress level and identifying any problems that have been resolved and any problems that are unresolved, along with a projected date of resolution. The Project Managers shall also notify the appropriate executives in writing at the earliest possible time of any factor, event or anticipated event that may affect the ability to meet the requirements of the Work Effort, including changes in the assignment of its key employees, strikes and labor unrest, or unavailability of critical resources. The issuance of such a notice shall not excuse the Party from any default or performance obligation, unless the other Party consents.

     Except as provided below and excluding personal identifying information, NetZero agrees to provide Compaq on a weekly basis with the demographic and consumer data which NetZero collects during registration and compiles from its subscribers who utilize the Combined Products for the sole purpose of enabling Compaq to better target advertising opportunities to NetZero's
     subscribers.    Compaq agrees that such data is proprietary to NetZero and in no event shall Compaq disclose, analyze, compile, sell or otherwise use such data for any other purpose; provided, however, the foregoing shall not be interpreted to limit Compaq's rights to the information it derives from Compaq's registration and support process. Furthermore, NetZero's obligation to provide such data and Compaq's use of such data shall be subject in all respects to, and shall comply with, all current and future applicable laws, rules, regulations and orders regarding the collection, retention, use, dissemination and confidentiality of such data, and to all current and future policies and procedures of NetZero regarding the same.

7.0  CONFIDENTIALITY AND INFORMATION EXCHANGE

     a. EXCHANGE It is the intention of Compaq and NetZero to transfer and/or exchange information as may be essential for completing the Work Effort under this Agreement and to explore other business relationships between the parties. Such information may be disclosed in oral, visual, or written form (including magnetic media). The obligations of the parties regarding confidentiality under this Agreement and the Work Effort entered into by the parties pursuant to the Agreement shall be governed by the Confidentiality and Nondisclosure Agreement between the parties with an effective date of February 2, 1999 or any renewals thereof.

     b. DISCLOSURE TO OTHERS Neither party shall, without the prior written authorization of the other party, disclose to any third-party the terms and conditions of these CONTRACT DOCUMENTS, except as may be necessary to establish or assert rights hereunder, or as may be required by law or governmental regulations. The parties agree that this Agreement may be disclosed to potential investors in NetZero and their agents (including underwriters, brokers, attorneys and accountants), and may be disclosed in filings with the Securities Exchange Commission. As

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          one purpose of this Agreement is to publicize the relationship created by this Agreement, it is the Parties intention to effect press releases and to create marketing materials regarding the distribution of the Licensed Product by Compaq. The Parties agree to coordinate their efforts in this regard, and all press releases shall be upon mutual agreement of the Parties and such approval shall not be unreasonably withheld...

8.0  INTERNATIONAL ISSUES

     The NetZero ISP Service is not available outside of the United States and is not available in Hawaii or Alaska. Compaq, however, may be distributing Combined Products in such states as well as in Puerto Rico and Canada. Compaq agrees that the rights hereunder extend only to distribution of the
     Licensed Product in the United States, Canada and Puerto Rico.   To the
     extent the Combined Product are distributed in jurisdictions where NetZero does not provide the NetZero ISP Service, the Parties agree to indicate so in a manner as to not confuse the consumer.

9.0  WARRANTIES, DISCLAIMERS, AND LIMITS ON LIABILITY

     9.1  NetZero warrants that:

          1. It has the right to grant the licenses granted to Compaq in this Agreement.

          2. It has not made and will not make any commitments to any third party inconsistent with or in derogation of the rights and licenses granted to Compaq and that it is free of any obligation that would prevent it from entering into this Agreement or performing its obligations hereunder.

          3. To NetZero's knowledge, the Licensed Products and/or their use and distribution alone and/or in combination with Products will not infringe any patent, copyright, trade secret, trademark or any other legal or equitable rights of any third party.

     9.2  Compaq warrants that:

          1. It has the right to grant the rights granted to NetZero in this Agreement.

          2. Except as specifically set forth herein, It has not made and will not make any commitments to any third party inconsistent with or in derogation of the rights and licenses granted to NetZero and that it is free of any obligation that would prevent it from entering into this Agreement or performing its obligations hereunder.

          3. To Compaq's knowledge, the Products and/or their use and distribution alone and/or in combination with the Products will not infringe any patent, copyright, trade secret, trademark or any other legal or equitable rights of any third party.

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

     9.3 THE WARRANTIES STATED HEREIN ARE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, AND UNLESS OTHERWISE EXPRESSLY STATED HEREIN, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     9.4 Each party shall indemnify, defend and hold the other (and its officers and employees) harmless against all suits, actions, costs, expenses, damages, settlements, judgments, and all other liabilities resulting from claims by third parties that, with respect to Compaq, the Products and with respect to NetZero the Licensed Products (or their marketing, distribution, combination or use as allowed by this Agreement) infringe any United States patent, copyright, trade secret, trademark, or any other proprietary rights., The foregoing indemnity shall not apply to the extent the claim is based on the manner in which the parties have incorporated their products together. NetZero shall indemnify, defend and hold Compaq (and its officers and employees) harmless against all suits, actions, costs, expenses, damages, settlements, judgments, and all other liabilities resulting from claims by third parties that the collection or use of information about NetZero's subscribers by NetZero violates any privacy or other right of such subscriber. Compaq shall indemnify, defend and hold NetZero (and its officers and employees) harmless against all suits, actions, costs, expenses, damages, settlements, judgments, and all other liabilities resulting from claims by third parties that the use of information about NetZero's subscribers by Compaq violates any privacy or other right of such subscriber. Each party shall promptly notify the other in writing when it becomes aware of any claim upon which a request for indemnity may be made hereunder, provided that the failure to give such notice shall only constitute a waiver of an indemnified party's rights hereunder to the extent the indemnifying party is materially prejudiced by the failure to promptly provide such notice. The indemnifying party shall assume and thereafter have control of any suit involving such claim and any settlement negotiations. The indemnifying party shall promptly pay any such settlement or final judgment entered against the indemnified party.
          If a court determines that a Licensed Product or a Product, as the case may be, or any part thereof, infringes any United States patent, copyright, trade secret, trademark or other right covered by this indemnity, and the sale or use of the Licensed Product or the Product, as the case may be, or any part thereof, is, as a result, enjoined, then the indemnifying party may, at its option and expense (but in addition to its obligations above): (i) procure for the other the right under such patent, copyright, trade secret, trademark or other right to sell or use as appropriate, the Licensed Product or Product or such parts thereof; (ii) replace the Licensed Product or Product, or parts thereof, with other suitable, functionally equivalent and non-infringing product or parts; or (iii) suitably modify the Licensed Product or Product or parts thereof.

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

     9.5 EXCEPT FOR THE UNAUTHORIZED USE OF A PARTY'S PROPRIETARY RIGHTS HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, ARISING OUT OR RESULTING FROM THIS AGREEMENT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL APPLY REGARDLESS OF THE NEGLIGENCE OR OTHER FAULT OF EITHER PARTY AND REGARDLESS OF WHETHER SUCH LIABILITY SOUNDS IN CONTRACT, NEGLIGENCE, TORT, OR ANY OTHER THEORY OF LEGAL LIABILITY.

10.0 TERM AND TERMINATION OF AGREEMENT

     10.1 Unless earlier terminated as provided below, the term of this Agreement shall be for one (1) year from the date of execution of this
          Agreement.   At either Party's request, the Parties shall commence
          meeting prior to the end of the term to determine whether to extend the term of this Agreement.

     10.2 If either party hereto materially breaches any of the terms and conditions of this Agreement, the other party may give written notice to the defaulting party specifying the actions or omissions which constitute a breach of this Agreement, and in the event that any breach so indicated shall not be remedied by the defaulting party within thirty (30) days after such notice, the party not in default may by further written notice to the defaulting party terminate this Agreement, and, except as expressly provided otherwise in this Agreement, this Agreement and all the rights herein granted shall terminate five (5) days after date of mailing of such notice of termination. Failure of either party to so terminate this Agreement due to a breach on the part of the other party shall not prejudice its rights to terminate for a subsequent breach by the other.

     10.3 All sublicenses granted to Customers under this Agreement, and all obligations with respect thereto set forth in Sections, 4 and 9 shall survive the expiration or termination of this Agreement. Thereafter, Compaq agrees to return or destroy all additional copies of the Licensed Software in its possession and to make no further use of NetZero's trademarks or trade names.

     10.4 Upon termination or otherwise, neither party shall have an obligation to reimburse the other for any expenses or costs incurred by such
          party in performing hereunder.    Any costs or expenses incurred by
          either party in connection with performing under this Agreement shall, unless otherwise expressly provided herein, be at that party's sole risk and based upon its own independent business judgment.

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

11.0 MISCELLANEOUS

     11.1 The licenses granted herein by NetZero to Compaq shall automatically extend to include Compaq Subsidiaries and affiliates (other than AltaVista) owned or controlled by Compaq, and Compaq's contractors and consultants, but only to the extent necessary to fulfill the specific intent of this Agreement.. This Agreement may be assigned or transferred to and shall be binding upon and inure to the benefit of any corporation or other legal entity with which NetZero or Compaq may be merged or consolidated, or to the assignee of the entire assets of either party to which this Agreement relates. Except as allowed by the foregoing, this Agreement shall not be assignable without the prior written consent of the other party.

     11.2 Neither party is the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, expressed or implied, against, or in the name of or on behalf of the other party.

     11.3 The parties understand and acknowledge that they may be subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of the parties shall be subject in all respects to such United States laws and regulations as may apply to the Licensed Products, their use, distribution, and the like, which may include the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce. Upon Compaq's request, NetZero shall immediately and fully cooperate with Compaq in properly identifying and classifying the Licensed Products according to U.S. Department of Commerce coding conventions.

     11.4 Any and all written notices, communications and deliveries between NetZero and Compaq with reference to this Agreement shall be deemed made two days following deposit with the US Postal Service if sent by registered or certified mail, or one day following deposit with a reputable overnight courier for overnight delivery to the respective address of the other party (or such other address as a party may designate by written notice) as follows:

          In the case of Compaq      Compaq Computer Corporation
                                     20555 SH 249
                                     Houston, Texas 77070
                                     Attn:  Software Commodity Manager
                                     Corporate Procurement MS060217

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

          In the case of NetZero:    3835 R. East Thousand Oaks Blvd, Suite 338
                                     Westlake Village, California 91362
                                     Attn: Chief Executive Officer;
                                     General Counsel


     11.5 THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ITS CONFLICTS OF LAW RULES WHICH MIGHT REFER TO THE LAWS OF ANOTHER JURISDICTION.

     11.6 The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of a section, nor in any way affect this Agreement.

     11.7 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter contained herein, and merges all prior discussions and agreements between them. Neither party shall be bound by any definition, condition, warranty or representation other than as expressly set forth in this Agreement or its Schedules, or as subsequently set forth in writing signed by an authorized representative of the party to be bound thereby. Nothing in any invoice, order acknowledgment, or other document of NetZero or Compaq shall affect, alter or modify the terms and conditions in this Agreement unless signed as provided in the preceding sentence. The provisions in any Schedule subsequently attached to this Agreement shall have no legal effect and shall not be deemed to be incorporated herein unless signed by authorized representatives of both Parties to this Agreement. Authorized representatives of NetZero for the purposes of the foregoing are the Chief Executive Officer, President and Chief Financial Officer.

     11.8 In the event that any terms or conditions within this Agreement conflict with any Schedule, this Agreement shall take precedence.

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

12.0 SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives.


COMPAQ COMPUTER CORPORATION               NETZERO, INC.



Signature /s/ Michael J. Larson           Signature /s/ Mark R. Goldston
         --------------------------                --------------------------
Name:  Michael J. Larson                  Name:  Mark R. Goldston

Title:  GM & V.P. Consumer                Title:     Chairman & CEO
        Products Group

Date                                      Date
    -------------------------------           -------------------------------


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